UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2025

NOODLES & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D
Broomfield,	CO	80021
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	NDLS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2025, Noodles & Company (the “Company”) announced that the Company’s current President and Chief Operating Officer, Joseph Christina, has been appointed President and Chief Executive Officer by the Company’s Board of Directors (the “Board”), and elected to serve as a member of the Board, effective August 31, 2025 (the “Effective Date”). Mr. Christina will succeed the Company’s current Chief Executive Officer, Drew Madsen, as of the Effective Date. Mr. Madsen is stepping down as Chief Executive Officer for personal medical reasons, but will facilitate the transition through August and continue to serve as a member of the Board.

Mr. Christina has served as the Company’s President and Chief Operating Officer since February 2025. Prior to joining the Company, he was Chief Executive Officer of Tijuana Flats, a restaurant chain serving Tex-Mex cuisine, from 2022 to July 2024. Prior to this, he served as EVP, US Operations and then CEO, President, and Board Member of Church’s Chicken, a fast food restaurant chain that specializes in fried chicken, positions he held from 2013 to August of 2022. Mr. Christina’s career began at Burger King, where he worked for 29 years, climbing through key positions such as Restaurant Manager, Franchise Owner, VP of Global Operations and Training, and ultimately SVP of Franchise Operations for the West Division. He holds a Bachelor of Science in Business Management and Marketing from Quinnipiac University and brings to the Company’s Board of Directors his perspective on the Company’s operations as an executive officer and broad experience in restaurant operations and restaurant brand development.

In connection with Mr. Christina’s appointment as President and Chief Executive Officer, the Company and Mr. Christina entered into an amended and restated employment agreement, dated August 5, 2025 (the “Employment Agreement”) and, in connection with his appointment to the Board, the parties entered into the Company’s standard form of indemnification agreement for directors. The Employment Agreement provides that, as of the Effective Date, Mr. Christina will receive an annual base salary of $550,000 and an annual bonus opportunity for the fiscal year in an amount targeted at 100% of his base salary (pro-rated for February 2025 hire date), subject to the achievement of performance conditions established by the Board or the Compensation Committee in their discretion. In addition, Mr. Christina will receive an initial equity grant of 250,000 restricted stock units under the Company's Amended and Restated 2023 Stock Incentive Plan (the “Plan”) on the Effective Date, which will vest in four annual ratable installments subject to the terms of a separate grant agreement. Mr. Christina will continue to be entitled to the standard benefits available to the Company’s executives generally, including health insurance, life and disability coverage and the option to participate in the Company’s 401(k) Savings Plan.

The Employment Agreement maintains Mr. Christina’s existing rights upon certain termination events that were set forth in his February agreement, except that if Mr. Christina’s employment is terminated by the Company without cause, or he voluntarily terminates his employment for good reason, Mr. Christina will be entitled to receive 12 months of his base salary and COBRA premium rather than 9 months.

The Employment Agreement also prohibits Mr. Christina from competing with the Company and soliciting employees of the Company for 12 months following his termination of employment for any reason. Mr. Christina is also subject to confidentiality, cooperation, return of business records and equipment, and non-disparagement covenants.

On August 5, 2025, the Company entered into a transition agreement with Mr. Madsen (the “Transition Agreement”). The Transition Agreement sets forth Mr. Madsen’s resignation as of August 31, 2025 and provides for mutual releases and that the equity awards granted under the Plan then held by Mr. Madsen will be treated as follows: (a) the unvested portion of the grant of 199,203 restricted stock units (“RSUs”) will continue to vest in accordance with the existing terms of the award so long as Mr. Madsen continues to serve as a member of the Board and (b) all other outstanding equity awards that are not then vested will be canceled. Mr. Madsen will be entitled to receive compensation in the form and amount set forth in the Amended and Restated Compensation Plan for Non-Employee Directors (the “Director Plan”) beginning as of the Effective Date during his service as a non-employee director, with his first equity award under the Director Plan to be the annual grant in 2026.

Mr. Madsen continues to be bound by the confidentiality and restrictive covenant provisions set forth in the employment agreement, dated March 6, 2024, between the Company and Mr. Madsen and remains a party to an indemnification agreement with the Company.

The preceding summaries of each of the Employment Agreement and the Transition Agreement are qualified in their entirety by reference to the complete terms and conditions of each of the Employment Agreement and the Transition Agreement, which will be filed as exhibits to the Company’s next Form 10-Q.

Item 7.01. Regulation FD Disclosure.

On August 5, 2025, the Company issued a press release announcing the appointment of Mr. Christina as President and Chief Executive Officer to succeed Mr. Madsen and as a director.

The press release also announced the Company’s decision to reschedule the conference call and press release discussing its second quarter 2025 financial results that were to occur after the close of market on Wednesday, August 6, 2025. The conference call will now be held on Wednesday, August 13, 2025 at 4:30 p.m. ET and the press release will be issued after the market close that same day.

A copy of the Company’s press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Noodles & Company Press Release dated August 5, 2025
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

DATE: August 5, 2025	By:	/s/ Mike Hynes
	Name:	Mike Hynes
	Title:	Chief Financial Officer